UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/01/2007

ABX AIR, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	91-1091619
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Agreement to Acquire Cargo Holdings International, Inc.

On November 1, 2007, ABX Holdings, Inc. ("ABX Holdings"), which is a wholly-owned subsidiary of ABX Air, Inc. ("ABX Air"), and CHI Acquisition Corp. ("Acquisition"), which is a wholly-owned subsidiary of ABX Holdings, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") by and among ABX Holdings, Acquisition, Cargo Holdings International, Inc. ("Cargo"), each of ACI International, Inc., Massachusetts Mutual Life Insurance Company, MassMutual Corporate Value Partners Limited, MassMutual High Yield Partners II, LLC, Aviation Capital Group Corp., ACG Acquisition XX LLC, ACG Acquisition XXVIII LLC and Minnesota Fox II, LLC (each individually a "Significant Shareholder", and collectively, the "Significant Shareholders") and other persons who hold securities of Cargo who subsequently become parties to the Stock Purchase Agreement pursuant to the execution and delivery of joinder agreements.

In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, immediately before closing, ABX Air will reorganize into a holding company structure, with ABX Air becoming a wholly-owned subsidiary of ABX Holdings. ABX Holdings will become the public reporting company. At the time of the closing, Acquisition will continue to be a wholly-owned subsidiary of ABX Holdings.

The Stock Purchase Agreement provides for the purchase by Acquisition of all or substantially all of the outstanding Cargo common shares, options to purchase Cargo common shares and warrants to purchase Cargo common shares (collectively, the "Cargo Securities"). The purchase price for all of the Cargo Securities is $251,000,000, plus or minus an adjustment based primarily on the difference between the closing date net asset value of Cargo and a target amount set forth in the Stock Purchase Agreement. It is currently anticipated that the adjustment will increase the purchase price by approximately $9,000,000, so that the final equity purchase price of the transaction is anticipated to be approximately $260,000,000. In exchange for the purchase of all of the Cargo Securities, at the closing, 4,000,000 common shares of ABX Holdings, with an agreed aggregate value of approximately $26,000,000, will be issued to the Significant Shareholders and approximately $209,000,000 in cash will be paid to the holders of the Cargo Securities.

The remaining $25,000,000 of the purchase price will be deposited in cash at the closing with an escrow agent. The purpose of the escrowed funds is to provide financial protection to ABX Holdings in the event any claim for indemnification is asserted by an ABX indemnified party under the Stock Purchase Agreement. It is currently anticipated that, on or about April 30, 2008, a portion of the escrow funds will be distributed to the sellers' representative, on behalf of the sellers of the Cargo Securities, so that the remaining balance of the escrow fund equals $15,000,000 plus the aggregate amount of the value of any unresolved indemnification claims asserted by any ABX indemnified party. The escrow agreement will further provide that, on the first business day following the 18 month anniversary of the closing date, the then remaining balance of the escrow fund less the aggregate amount of the value of any unresolved indemnification claims asserted by any ABX indemnified party will be distributed to the sellers' representative, on behalf of the sellers of the Cargo Securities. If any amounts remain in the escrow account after that time, the remaining balance shall be distributed at such time as indemnification claims are resolved.

In the Stock Purchase Agreement, ABX Holdings and Acquisition warranted that the funds in the amount set forth in the commitment letter from SunTrust Bank and Regions Bank (which is described below), together with other funds available to ABX Air, ABX Holdings and Acquisition, are sufficient to enable Acquisition to pay all the cash amounts due under the Stock Purchase Agreement and to repay the existing indebtedness of Cargo under its senior credit facility with SunTrust Bank. It is currently anticipated that the net debt repayment to SunTrust Bank will be approximately $90,000,000. Accordingly, the overall transaction value contemplated by the Stock Purchase Agreement is approximately $350,000,000.

The Stock Purchase Agreement contains customary representations, warranties and covenants (including indemnification covenants) of ABX Holdings, Acquisition, Cargo and the Significant Shareholders. Without limiting the generality of the foregoing, until the Stock Purchase Agreement is closed or terminated, Cargo and its Significant Shareholders have agreed not to knowingly initiate, solicit, encourage, or facilitate any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase directly or indirectly of any substantial part of the assets of or equity interests in, Cargo or its subsidiaries. The Stock Purchase Agreement also provides that ABX Holdings shall use commercially reasonable efforts to cause an individual selected by the Significant Shareholders to be nominated for election as a director of ABX Holdings at its next annual meeting of stockholders.

The Stock Purchase Agreement provides that ABX Holdings intends to have Cargo or one if its subsidiaries employ substantially all of the current employees of Cargo and its subsidiaries after the closing date. As an inducement to ABX Holdings to enter into the Stock Purchase Agreement, on November 1, 2007, Cargo entered into two year employment agreements (with the term commencing on the closing date) with three senior executives of Cargo: Peter Fox, Todd Hunter and George Golder. In addition, following the closing, ABX Holdings agreed to cause Cargo to offer employment to eight other members of Cargo's management team on economic terms no less favorable to such persons than their respective economic terms with Cargo as in effect on November 1, 2007.

ABX Holdings has agreed to cause Cargo to indemnify former and present directors and officers of Cargo and its subsidiaries to the fullest extent permitted by applicable law and to provide them with director and officer liability insurance for six years after the closing date.

The Stock Purchase Agreement contains customary conditions to the obligations of the parties to close the transaction. Each party's obligation, for example, is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of all required governmental approvals. In addition, the obligation of ABX Holdings to close is conditioned on it receiving the proceeds of the financing contemplated by the commitment letter with SunTrust and Regions Bank or comparable alternative financing.

The Stock Purchase Agreement provides that it may be terminated (a) by mutual agreement of ABX Holdings and Cargo by action of their respective Boards of Directors, (b) by ABX Holdings if the transactions are not completed within 270 days after November 1, 2007, (c) by Cargo if the transactions are not completed by February 1, 2008, (d) by either Cargo or ABX if a governmental authority shall have issued an order having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order is final and nonappealable, (e) by ABX Holdings, if Cargo or any Significant Shareholder breaches any representation, warranty or covenant in the Stock Purchase Agreement such that certain conditions to ABX Holdings' obligation to close the transaction would not be satisfied and such breach is not curable or, if curable, has not been cured within 30 days following receipt of notice from ABX of such breach, (f) by Cargo, if ABX Holdings or Acquisition breaches any representation, warranty or covenant in the Stock Purchase Agreement such that certain conditions to Cargo's obligation to close the transaction would not be satisfied and such breach is not curable or, if curable, has not been cured within 30 days following receipt of notice from Cargo of such breach and (g) by ABX Holdings if ABX Holdings or an affiliate of ABX Holdings enters into a definitive acquisition agreement with ASTAR Air Cargo Holdings LLC or an affiliate thereof if, at the time of termination, ABX Holdings pays to Cargo, as liquidated damages, the sum of $17,500,000.

From the date of execution of the Stock Purchase Agreement until the time of the holding company reorganization described above, ABX Air has unconditionally guaranteed the prompt payment and performance when due of all of the obligations of ABX Holdings and Acquisition under the Stock Purchase Agreement.

Indemnification Agreement

In addition to the indemnification obligations set forth in the Stock Purchase Agreement, ABX Holdings and the Significant Shareholders entered into an Indemnification Agreement dated November 1, 2007, pursuant to which the Significant Shareholders have each agreed severally, on a pro rata basis based on their relative fully diluted ownership interest in Cargo, to indemnify and hold harmless ABX Holdings, Cargo and their affiliates (the "ABX Indemnified Parties") from and against any losses they may incur that arise out of various matters covered by the Indemnification Agreement (the "Covered Matters"). The indemnification obligations of the Significant Shareholders are subject to a substantial indemnification cap set forth in the Indemnification Agreement. While the Significant Shareholders are assuming the risk of loss relating to the Covered Matters (and under the Stock Purchase Agreement agreed to reduce the consideration that they would have otherwise received under the Stock Purchase Agreement by $14 million, thereby effectively allocating more consideration to the other sellers of the Cargo Securities), ABX Holdings agreed in the Indemnification Agreement that the Significant Shareholders are entitled to the benefits, if any, arising out of the Covered Matters. The Indemnification Agreement provides that any amount awarded or paid to the ABX Indemnified Parties by any third party in connection with a Covered Matter, whether awarded or paid prior to or after the closing, shall be deposited with the representative of the Significant Shareholders for the benefit of the Significant Shareholders. In addition, if, within two years after the closing date, an aircraft that is the subject of a Covered Matter is redelivered to an ABX Indemnified Party in a condition that meets various enumerated standards set forth in the Indemnification Agreement and the Significant Shareholders have otherwise materially complied with their obligations under the Indemnification Agreement, then ABX Holdings will pay to the representative of the Significant Shareholders for the benefit of the Significant Shareholders an "Aircraft Redelivery Fee" of $23 million, plus the reimbursement of certain legal fees and financing costs incurred after the closing date that are associated with such Covered Matter. ABX Holdings believes that, if the aircraft is redelivered in the condition required by the Indemnification Agreement, the "Aircraft Redelivery Fee" will represent fair value for such aircraft.

SunTrust and Regions Bank Committments

The cash portion of the acquisition transaction will be financed through SunTrust Bank and Regions Bank. ABX Air has received commitments from SunTrust Bank and Regions Bank in the aggregate principal amount of $345,000,000, consisting of a (1) $75,000,000 secured Revolving Credit Facility (the "Revolver") and (2) an up to $270,000,000 secured Term Loan (the "Term Loan" and together with the "Revolver", the "Loans"). ABX Air and Acquisition will be co-borrowers on the Loans, which will be used to finance a portion of the transactions contemplated by the Stock Purchase Agreement, to refinance certain existing debt of ABX Air and Cargo, to pay costs and expenses related to the transactions contemplated by the Stock Purchase Agreement and the refinancing, and for working capital, capital expenditures and general corporate purposes. The Loans have an accordion feature by which ABX Air and Acquisition have the right to increase, upon satisfaction of certain conditions, the total aggregate amount of the Loans by $25,000,000. The term of each of the Loans is five years from the closing date. The Term Loan will amortize in equal quarterly payments, beginning on March 31, 2009, in an aggregate annual amount equal to 10% of the original principal amount of the Term Loan with the remaining unpaid balance due and payable on the maturity date. The Loans will bear interest, at the borrowers' option, at the base rate or LIBOR, plus, in each case, the applicable margin, which applicable margin is determined by ABX Holdings' consolidated first lien debt to EBITDA ratio from time to time. The range of the applicable margin (a) for LIBOR Loans is 1.75% to 3.00% per annum, and (b) for base rate Loans is 0.75% to 1.75% per annum. The Loans will be arranged and syndicated by SunTrust Robinson Humphrey, Inc. ("STRH") and Regions Capital Markets, a division of Regions Bank ("RCM" and collectively with STRH, the "Arrangers").

The Loans will be secured by substantially all of the assets (with certain stated exceptions) of ABX Air and Acquisition and guaranteed by ABX Holdings and all present and future, direct and indirect, domestic subsidiaries of ABX Holdings (other than Acquisition, which is a co-borrower) (collectively, the "Guarantors"), which guarantee shall be secured by all of the assets of the Guarantors.

Among the conditions for the Loans is a determination by the Arrangers, in their sole discretion, that the entering into and/or the consummation of the Loans and the transactions contemplated thereby could not result in a default or event of default under any of the borrowers' material agreements, including without limitation the ACMI Service Agreement, dated as of August 15, 2003, between Airborne, Inc. and ABX Air.

It is anticipated that the documentation evidencing the Loans will contain certain events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the Loans, cross-defaults to other indebtedness, bankruptcy, insolvency, invalidity of lien position, various ERISA violations, the incurrence of material judgments and changes in control. It is further anticipated that the documentation evidencing the Loans will provide that, as soon as practical after the closing in accordance with applicable law, Acquisition will be merged with and into Cargo, so that Cargo will become a direct subsidiary of ABX Holdings.

Significant Shareholders Loan Committment

ABX Holdings and Acquisition have also received a commitment whereby the Significant Shareholders will loan to ABX Holdings or ABX Air up to $61,000,000 (the "Significant Shareholder Loans"). The Significant Shareholder Loans will be available for a period of up to 120 days after the closing date of the acquisition, which period will be extended upon request of ABX Holdings for an additional period specified in the commitment (the "Availability Period"). The Significant Shareholder Loans may be used only for repayment of a portion of the Note, dated August 15, 2003, in the current principal amount of $92,275,656 due August 15, 2028 originally issued to Airborne, Inc. ("DHL") by ABX Air (the "DHL Note") if the transaction results in DHL having the right to demand repayment of the DHL Note, as determined by ABX Holdings or ABX Air, and DHL makes such a demand during the Availability Period.

In consideration of the Significant Shareholder Loans, ABX Holdings will issue (a) $30,500,000 of 3.25% convertible bonds, interest paid quarterly, maturing 5 1/2 years after the date the Significant Shareholder Loans are made (the "Convertible Bonds") and (b) $30,500,000 of unsecured notes, maturing 5 1/2 years after the date the Significant Shareholder Loans are made (the "Unsecured Notes").

The Convertible Bonds are convertible only into common stock of ABX Holdings, at the option of the Significant Shareholders, at a price equal to 125% of the average per-share closing price of ABX Air common stock for the ten trading days prior to the closing date of the acquisition transaction (the "Par Price"). The terms of the Convertible Bonds will include (a) a provision to permit ABX Holdings to force conversion of the Convertible Bonds at any time during the 5 1/2 year term when ABX Holdings stock trades at or above 135% of the Par Price for ten consecutive trading days, (b) other terms currently standard in the capital markets for prepayment of convertible bonds, and (c) a provision to permit prepayment of the Convertible Bonds, at the option of the holders, in the event of a change of control. The Convertible Bonds may be prepaid at any time, while in debt form, without penalty or call premium.

The Unsecured Notes will bear interest at 5% per annum for the first 18 months and thereafter at 12.5% per annum with an additional 2.25% PIK interest rate component. The amount of the PIK component increases at a rate of an additional 1% per annum on each anniversary of the date the interest rate on the Unsecured Notes was initially increased to 12.5%. The Unsecured Notes may be prepaid at any time without penalty or call premium.

The terms of the Significant Shareholder Loans, the Convertible Bonds and the Unsecured Notes are subject to the review and approval of ABX Air's lenders, including on such subordination and inter-creditor terms required by ABX Air's lenders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information contained in this Form 8-K, statements made in this Form 8-K are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: "believe," "anticipate," "expect," "estimate," "project," "will," "shall" and other words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others: (1) we may be unable to obtain regulatory approvals required for our acquisition of Cargo or required regulatory approvals may delay the acquisition or result in the imposition of conditions that could have a material adverse effect on the acquisition or cause us to abandon the transaction; (2) we may be unable to complete the acquisition or completing the acquisition may be more costly than expected because, among other reasons, conditions to the closing of the transition or the conditions to the financing of the acquisition may not be satisfied; (3) problems may arise with the ability to successfully integrate our business with Cargo's business, including labor matters, which may result in the combined company not operating as effectively and efficiently as expected; (4) the combined company may not be able to achieve the expected synergies from the acquisition or it may take longer than expected to achieve those synergies; (5) the acquisition may involve unexpected costs or unexpected liabilities; (6) the combined company may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors; (7) the acquisition and its related financing may require that we obtain third-party consents under our commercial and other agreements, including DHL, which we may be unable to obtain on terms satisfactory to us; and (8) the actual purchase price for the acquisition of Cargo and the actual overall transaction value may be different from the amounts projected in the Form 8-K because the purchase price will be subject to adjustment based on factors beyond our control, and the indebtedness of Cargo to be repaid at closing may differ from our estimate.

The risks included here are not exhaustive. The annual reports on Form 10-K, current reports on Form 8-K and other documents filed by ABX Air, Inc. with the Securities and Exchange Commission include additional factors which could impact our businesses and financial performance. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this document, except as may be required by law.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussion in Item 1.01 of this Report on Form 8-K, which discussion is incorporated in this Item by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX AIR, INC.

Date: November 05, 2007	By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President, General Counsel & Secretary